Exhibit 10.8

Pledge Agreement for Bank of Chongqing
(English Translation)

Party A (Creditor): Guiyang Sub-Branch (Section), Bank of Chongqing Co., Ltd.

Party B (Pledgor): Guizhou Huacheng Real Estate Development Co., Ltd.

Bank of Chongqing Co., Ltd.

Pledge Agreement

Contract No.: (2011) (Chong Yin Qian Di) No.0578

Party A (Mortgagee): Guiyang Branch, Bank of Chongqing Co., Ltd.

Address: No.1, 2 and 3, Shengshihuating, No.51, Jiefang Road, Nanming District, Guiyang

Tel.: 0851-8577397                                  Fax: 0851-8577377

Director: Huang Changsheng               Position: Sub-branch Manager

Party B (Mortgagor): Guizhou Huacheng Real Estate Development Co., Ltd.

Address: Floor E, Huacheng Kaixuanmen, No.56-58, North Zhonghua Road, Yunyan Road, Guiyang

Tel.:                                                                Fax:

Director: Ji Yudong                                     Position: Executive Director

Legal Reprrsentative: Ji Yudong              Position: Executive Director

To guarantee the performance of (2011) (Chong Yin Qian Dai) No. 0577 “Working Capital Loan Contract for Bank of Chongqing” (hereinafter referred to as Principal contract) signed on June 29, 2011 between Party A and Qian Xi Nan Aosen Forestry Company, Limited, Party B is willing to mortgage its own property (hereinafter referred to as “mortgaged property) to Party A. Both parties hereby enter into the Contract and abide by the following provisions through consultation.

Article 1 Scope of Mortgage Guarantee. The scope of mortgage guarantee herein is the following type 1:

1. All principal, interest, penalty interest, compound interest and expenses for enforcing the claim of the liability afforded by debtor under the principal contract. The principal thereof is RMB (in words): twenty million, and the interest, penalty interest and compound interest thereof shall be calculated as specified in the principal contract.

2. ________________________________________________________________________________________________________

Article 2 Mortgaged Properties

1. The details of mortgaged property can be found in the Attachment hereto “List of Mortgaged Property”. Party B is willing to guarantee to Party A with the mortgaged property listed in the List.

2. Keeping of Mortgaged Property and Its Ownership Certificate and Responsibilities

In the term of mortgage, Party B or its entrusted agent shall keep the mortgaged property. They shall well keep the mortgaged property, be responsible for its repair and maintenance to keep it intact, and accept Party A’s check any time. In the term of mortgage, where Party B’s behavior is likely to cause the value of the mortgaged property to decline, Party A has right to ask Party B to stop the behavior. Where the value of the mortgaged property is declined, Party has right to ask Party B to restore its value, or provide new mortgaged property recognized by Party A. Party B shall afford the expenses occurred from restoring the original state of the mortgaged property or providing new mortgaged property. Where Party B fails to take the above-mentioned measures as required by Party A, Party B shall be jointly and severally liable for payment thereof.

In the term of mortgage, Party B shall submit the ownership certificate and other related certificates thereof to Party A for keeping, who shall well keep them. Party A shall afford the post-registration fees where the certificates are lost due to improper keeping.

In the term of mortgage, with Party A’s written consent, Party B may transfer the registered mortgaged property. Where the proceeds expected from the transfer is evidently less than its value, Party A can ask Party B to provide an additional guarantee; the mortgaged property shall not be transferred where Party B fails to provide it.

The proceeds which Party B obtains from the transfer of the mortgaged property shall first be used to liquidate the claim secured by the mortgage or it shall be deposited with a third party agreed upon by Party A.

If the proceeds exceed the claim, the balance shall belong to Party B; if the proceeds do not cover the claim, the difference shall be paid by the debtor.

3. Registration of Mortgaged Property

The mortgaged property hereunder must be registered in accordance with related laws. Both parties shall handle with the registration for mortgaged property with the Contract and the related materials in the competent authority within 15 work days from the signature hereof.

Article 3 Insurance of Mortgaged Property

1. Where Party A believes it necessary to handle with property insurance, Party B shall handle with the insurance of the mortgaged property until the termination of mortgage. If the insurance is discontinued, Party A has right to handle with the insurance for Party B who shall afford the insurance cost

2. Party B shall take Party A as the first beneficiary of the insurance; where Party B has handled with insurance for the mortgaged property before the mortgage, Party B shall change the first beneficiary to Party B within the term specified by Party A ( if the original sum insured is insufficient, the sum shall be complemented as specified above), provide the original copy of insurance policy to Party A, and irrevocably authorize Party A to accept the insurance indemnity to enjoy the preferred payment for the mortgaged debt.

Article 4 Enforcement of Mortgage Right

I. Where the debtor fails to repay the principal and interest of the liability under the principal contract, both parties may handle with the mortgaged property with agreement and a preferred payment is given to the debtor’s due debt with the proceeds thus gained.

II. In any of the following circumstances, Party A has right to be paid out of the proceeds from the conversion of the mortgaged property or from the auction or sale of the mortgaged property:

1. The debtor fails to repay its due debt (including due as specified in contract and due in advance) as required by law;

2. Party B or any third party disposes of the mortgaged property without authorization;

3. Party B’s legal successor or legatee refuses to repay the due debt;

4. Party B is declared dissolved or bankrupt;

5. Party B, debtor or any third party violates Party A’s legal right and interest, or have any other behavior severely influencing Party A’s timely and full collection of its claim.

III. In any of the above-mentioned circumstances, Party A has right to dispose of the mortgaged property. The proceeds from the conversion of the mortgaged property or from the auction or sale thereof shall be used for repaying all debts under the principal contract. If the proceeds exceed the claim, the balance shall be returned to Party B; if the proceeds do not cover the claim, Party A may continue to perform its right of recourse to the debtor.

Article 5 Party B’s Representations and Warranties

Party B has legal right to sign and perform the Contract, and its signature and performance of the Contract has gained full authorization of its Board or any other competent organization (if needed).

Party B promises that the application information provided to Party A is real, legitimate and effective and doesn’t include any major mistake incompliant with fact or omits any major fact. Party B has legal right to mortgage the mortgaged property and has no dispute with any third party. Party B’s signature and performance of the Contract does not contradict with its signature and performance of any other contract.

Party B promises that the application information provided to Party A is real, legitimate and effective and doesn’t include any major mistake incompliant with fact or omits any major fact.

Party B promises to notify Party A in written form within 10 days after any change of premises, correspondence address, contact number, scope of business, legal representative and name etc.

Party B has fully known and understood all provisions of the Contract. Signature of the Contract is the expression of both parties’ real intention.

Party B agrees to accept and cooperate with Party A in the investigation on its property and operational conditions, including through telephone, on site or through other information enquiry organizations etc.

Without Party A’s written consent, Party B shall not rent, transfer, gift, sub-mortgage or re-mortgage the mortgaged property. Where Party A agrees Party B to dispose of the mortgaged property as abovementioned, The proceeds thus gained shall be used to repay Party A’s claim secured with the mortgaged property in advance or used with Party A’s monitoring.

Article 6 In any of the following circumstance, Party B shall take the initiative to take remedial measures and notify Party A in time in written form:

1. The value of mortgaged property is lost or decline as it’s lost, damaged, or destroyed.

2. The ownership of the mortgaged property changes or any dispute arises from it.

3. The mortgaged property is sealed up or frozen.

Article 7 The mortgage provided by Party B is an independent mortgage and shall not be affected or replaced by mortgage provided by other guarantors.

Article 8 Where the Contract becomes legally ineffective or partially ineffective for whatever causes, the debtor of the principal contract shall still perform all repayment obligations, and Party B shall afford the guarantee obligation for the repayment obligation of the debtor under the principal contract as specified herein. Where an effective mortgage registration is not made on the mortgage hereunder due to Party B’s fault, Party B shall be jointly and severally (compensation) liable to Party A for all debts under the principal contract.

Article 9 All expenses of both parties from the concluding and performance of the Contract, including the cost from notarization or witness, registration fee, and fees from sale or auction shall be afforded by Party B.

Article 10 Party A shall have its claim repaid with the proceeds from the disposing of the mortgaged property in the following order; However, Party A keeps the right to change the order: (1) liquidated damages; (2) compensation damage; (3) compound interest; (4) penalty interest; (5) interest; (6) principal; (7) other payables.

Article 11 Modification of Contract

1. Where either party hereunder needs to modify or terminate the Contract, it shall notify the other party in advance in written form and reach a written agreement with the other party. The Contract shall keep effective until a written agreement on modification or termination of the Contract is concluded.

2. Party A’s tolerance on Party B shall not deemed as the modification or termination of the Contract, unless a written modification agreement has been conclude as specified above.

3. Where the principal contract is modified, unless the principal of the loan under the principal contract is increased and Party B’s guarantee obligation is thus expanded, it’s not necessary to gain Party B’s consent in advance if other contents of the principal contract change, and Party B still affords guarantee obligation for the modified principal contract; however, Party A has obligation to notify Party B with the above-mentioned modified contents.

Article 12 The Contract shall come into effect after the signature and stamping of both parties.

Article 13 Law Application and Dispute Resolution

1. The Contract is formulated in accordance with the law of PRC, and shall be governed by the law of PRC.

2. Any dispute arises from the Contract shall be resolved as specified in the principal contract.

Article 14 Other issues agreed by both parties: ___________________________________________________________________________________________________________________

Article 15 The Contract is in four copies. Party A holds one copy, and Party B, the debtor and registration authority each holds one. All copies shall be equally legally effective.

Party A (Stamp):
Party B (Stamp):
Director:
Legal representative:
(Or entrusted agent)

(Or entrusted agent)

Signature Date: June 29, 2011

2011 Chong Yin Qian Di No. 0578 Attachment to “Mortgage Contract”

List of Mortgaged Property

Total value of mortgaged property RMB 39,665,500

Page 1 of 1 page

No.	Name of Mortgaged Property	Size	Amount	Place	Registration Authority	Insurance Condition	No. of Ownership Certificate	Evaluated Value or Confirmed Value	Notes
1	Property of Guizhou Huacheng Real Estate Development Co., Ltd.	M2	1114.2	No.3,4 and 5, Floor 1, Building A, Huacheng Kaixuanmen, No.56-58, North Zhonghua Road, Yunyan Road, Guiyang			No.010026924	RMB 39,665,500
2
3
4
…

Party A (Stamp):
Party B (Stamp):

Director:	Legal representative:
(Or authorized signatory)
(Or authorized signatory)	June 29, 2011